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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): May 29, 1998


                        Bethlehem Steel Corporation
           (Exact name of registrant as specified in its charter)
                             -----------------

          Delaware                   1-1941                 24-0526133
(State or other jurisdiction (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification
                                                              Number)

                             1170 Eighth Avenue
                     Bethlehem, Pennsylvania 18016-7699
            (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code: (610) 694-2424

                                    None
       (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

     On May 29, 1998, Bethlehem Steel Corporation, a Delaware corporation ("Bethlehem"), acquired Lukens Inc., a Delaware corporation ("Lukens"), pursuant to an Agreement and Plan of Merger dated as of December 15, 1997, as amended as of January 4, 1998 (as so amended, the "Merger Agreement") among Bethlehem, Lukens and Lukens Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Bethlehem ("Merger Sub"). The acquisition was accomplished by means of a merger of Merger Sub with and into Lukens (the "Merger"). As a result of the Merger, Lukens became a wholly owned subsidiary of Bethlehem. Bethlehem then caused Lukens to be merged with and into Bethlehem.

     Holders of common stock of Lukens, par value $.01 per share ("Lukens Common Stock"), had an opportunity to elect to receive, subject to proration and certain other conditions and limitations, their merger consideration in the form of either cash or shares of common stock of Bethlehem, par value $1.00 per share ("Bethlehem Common Stock"). Each share of Lukens Common Stock for which a cash election was made was converted into the right to receive $30 in cash. Because the holders of Lukens Common Stock effectively elected to receive more shares of Bethlehem Common Stock than were available under the terms of the Merger Agreement, the stock consideration was prorated. As a result, each share of Lukens Common Stock for which a cash election was not made was converted into the right to receive $19.07 in cash and 1.0485 shares of Bethlehem Common Stock. Each share of Series B ESOP Convertible Preferred Stock of Lukens, par value $.01 per share ("Lukens Preferred Stock"), was converted into the right to receive $57.21 in cash and 3.1455 shares of Bethlehem Common Stock. Cash will be paid in lieu of fractional shares of Bethlehem Common Stock.

     The total consideration to be paid by Bethlehem to the former Lukens stockholders will consist of 15,082,542 shares of Bethlehem Common Stock and $334,090,362 in cash ($59,749,620 to Lukens stockholders who elected cash and the remainder to Lukens stockholders who were deemed to have elected stock and were prorated). The sources of the cash consideration to be paid by Bethlehem are a term loan from Union Bank of Switzerland in the amount of $200 million and cash on hand at Bethlehem.

     First Chicago Trust Company of New York will serve as the exchange agent (the "Exchange Agent") for payment and issuance of the merger consideration. As soon as reasonably practicable, the Exchange Agent will mail or deliver a letter of transmittal to each person who was a holder of Lukens Common Stock or Lukens Preferred Stock at the effective time of the Merger (other than holders that previously surrendered all their certificates in connection with a cash election). The letter of transmittal will contain instructions for surrendering certificates formerly representing shares of Lukens Common Stock or Lukens Preferred Stock in exchange for the cash and shares of Bethlehem Common Stock that such holder has a right to receive. Stockholders that have already surrendered all their certificates in connection with a cash election need not complete a letter of transmittal.

     Copies of the following press releases issued by Bethlehem are attached as exhibits hereto and are incorporated herein by reference: (i) a press release dated May 29, 1998 announcing completion of the acquisition of Lukens (Exhibit 99.1) and (ii) a press release dated June 2, 1998 announcing the final results of the cash elections and the resulting proration calculations.


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Item 7.  Financial Statements and Exhibits.

     (a)  Financial statements of business acquired:

     Previously reported.

     (b) Pro forma financial information:

     Previously reported.

     (c) Exhibits.

Exhibit       Description

2.1* Agreement and Plan of Merger dated as of December 15, 1997, as amended as of January 4, 1998, between Bethlehem Steel Corporation, Lukens acquisition Corporation and Lukens Inc.

99.1 Press Release dated May 29, 1998 announcing completion of the acquisition of Lukens Inc.

99.2 Press Release dated June 2, 1998 announcing the final results of the cash elections and the resulting proration calculations.

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*    Incorporated by reference to the Registration Statement of Bethlehem
     Steel Corporation on Form S-4 as filed on April 24, 1998 (Registration No. 333-50997).


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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              BETHLEHEM STEEL CORPORATION
                                      (Registrant)



Date:  June 9, 1998           By:      /s/ L. A. ARNETT
                                  ---------------------
                                       (Signature)

                              Name:    L. A. Arnett
                              Title:   Vice President and Controller
                                       (principal accounting officer)
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                               EXHIBIT INDEX


Exhibit     Description

2.1* Agreement and Plan of Merger dated as of December 15, 1997, as amended as of January 4, 1998, between Bethlehem Steel Corporation, Lukens Acquisition Corporation and Lukens Inc.

99.1 Press Release dated May 29, 1998 announcing completion of the acquisition of Lukens Inc.

99.2 Press Release dated June 2, 1998 announcing the final results of the cash elections and the resulting proration calculations.

--------------------

* Incorporated by reference to the Registration Statement of Bethlehem Steel Corporation on Form S-4 as filed on April 24, 1998 (Registration No. 333-50997).

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                                                               EXHIBIT 99.1



          BETHLEHEM, Pa., May 29, 1998--Bethlehem Steel Corporation today completed its acquisition of Lukens Inc., strengthening its position as the leading producer and supplier of steel plate products.

          The transaction, valued at about $800 million, was completed earlier today following approval yesterday of the merger by shareholders of Lukens Inc. The equity value of the transaction is about $550 million, with about $335 million in the form of cash and the balance in Bethlehem common stock. Bethlehem also assumed about $250 million in debt.

          Curtis H. Barnette, chairman and chief executive officer of Bethlehem Steel, said: "The completion of our acquisition of Lukens joins two of the world's preeminent steel plate producers to form Bethlehem Lukens plate, a Division of Bethlehem Steel Corporation. We have been preparing for the consolidation of our companies in anticipation of approval of this merger. Therefore, today, the Division begins its operations. We are staffed and equipped to immediately meet our customers' needs and to provide a full range of steel plate products and services." Bethlehem's chairman added, "Bethlehem continues to believe that this combination will increase its earnings per share after an initial transition period required to integrate the operations of the two companies and to sell the stainless assets. It will also allow us to maximize facility capabilities, achieve efficiencies and better serve our plate customers."

          Bethlehem expects that the acquisition of Lukens will increase its annual revenues to about $5 billion and its annual shipments to about
9.5 million tons.

          Bethlehem Lukens Plate currently has six plate mills that combined produce about 2.3 million tons annually--two in Burns Harbor, Ind.
- 160" and 110" sheared plate mills; two in Coatesville - 140" and 206" sheared mills; a 110" combination Steckel/sheared mill in Conshohocken, Pa., and a 160" sheared mill in Sparrows Point, Md. To maximize efficiencies and productivity, Bethlehem plans to close the Sparrows Point Plate mill and the 206" plate mill in Coatesville later this year. With the increased utilization of the remaining four mills, Bethlehem Lukens Plate will have shipments of about 2.3 million tons annually. Bethlehem previously announced that it will record a restructuring charge of about $35 million before taxes in the second quarter of 1998 in connection with the anticipated closing of the Sparrows Point mill.

          As previously announced, Bethlehem has entered into an agreement with Allegheny Teledyne Incorporated under which Allegheny will purchase certain assets that Lukens used in the manufacture of stainless steel products. Under separate agreements, Bethlehem will provide Allegheny with conversion services for stainless steel hot bands and coiled plate, and Allegheny will supply hot rolled bands to Bethlehem for further processing on the Lukens stainless steel coil finishing facilities until those facilities are subsequently sold by Bethlehem.

          Consistent with Bethlehem's strategy of concentrating on its core steel business and building on its strength in the production of carbon and alloy steel products, Bethlehem said it will continue its efforts to sell the stainless sheet rolling operations at Washington, Pa.; the cold rolling and finishing facility for stainless sheet at Massillon, Ohio, and the Washington Specialty Metals processing and distribution business with headquarters in Buffalo Grove, Ill. "There has been a good level of interest expressed in these businesses, and we hope to complete their sale and implement the Allegheny Teledyne agreements in the near future," Mr. Barnette said.

          Bethlehem Lukens Plate, with headquarters in Coatesville, is led by Van R. Reiner as president of the division. Mr. Reiner holds a bachelor of science degree in chemistry from


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Wittenburg University and a master of science degree from Lehigh
University. He has completed executive education programs at Duke University and the University of Pennsylvania's Wharton School. A Bethlehem employee since 1974, Mr. Reiner most recently served as senior manager, operations, at Bethlehem Steel's Burns Harbor, Ind., Division. Mr. Reiner said, "We are excited about the excellent team of employees at Bethlehem Lukens Plate. We all are focused on executing a business plan to deliver to our customers the highest quality plates and service in the industry that will enhance our position as the Premier Plate Producer."

          The principal consuming market for plate products are construction, industrial machinery, farm equipment, transportation, railroad car, pipe and tube, oil and gas pipeline, and shipbuilding industries.

          Bethlehem Steel is the nation's second largest integrated steelmaker and primarily manufactures and sells a wide variety of steel mill products.


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                                                               EXHIBIT 99.2



          BETHLEHEM, Pa., June 2, 1998--Bethlehem Steel Corporation announced the final results of the cash elections and the resulting proration calculations in connection with the merger agreement between Bethlehem and Lukens Inc. As previously announced, the merger was completed on Friday, May 29, 1998.

          Holders of Lukens common stock had the opportunity, until 5:00 p.m. on May 27, 1998, to elect to receive cash in the merger. Cash elections were made with respect to 1,991,654 shares of Lukens common stock. Based on these results, each share of Lukens common stock for which a cash election was made was converted in the merger into the right to receive $30 in cash. Each share of Lukens common stock for which a cash election was not made was converted into the right to receive $19.07 in cash and 1.0485 shares of Bethlehem common stock. Each share of Lukens Series B ESOP Convertible Preferred Stock was converted into the right to receive $57.21 in cash and 3.1455 shares of Bethlehem common stock. Cash will be paid in lieu of fractional shares of Bethlehem common stock.